Exhibits 5.2 and 23.2

[Letterhead of Morris James LLP]

 November 2, 2020

To The Addressees Listed On
Schedule A Attached Hereto

Re:	Verizon Owner Trust 2020-C

Ladies and Gentlemen:

We have acted as special Delaware counsel to Verizon Owner Trust 2020-C, a Delaware statutory trust (the “Trust”), solely for purposes of delivering this letter in connection with the transactions contemplated by the Trust Agreement of the Trust, dated as of October 5, 2020 (the “Original Trust Agreement”), by and between Verizon ABS LLC (the “Depositor”) and Wilmington Trust, National Association, as Owner Trustee, as amended and restated by the Amended and Restated Trust Agreement, dated as of  November 2, 2020 (the “Amended and Restated Trust Agreement”, and together with the Original Trust Agreement, the “Trust Agreement”), between the Depositor and the Owner Trustee.  This opinion letter is being delivered to you pursuant to Section 7(j) of the Underwriting Agreement, dated as of October 27, 2020, by and among the Depositor, Cellco Partnership d/b/a Verizon Wireless (“Cellco”), and each of BofA Securities, Inc., Loop Capital Markets LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, each on its own behalf and as representatives of the several underwriters identified therein.  Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Trust Agreement, except that reference herein to any document means such document as in effect on the date hereof.

For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents:

(a)	the Trust Agreement;

To The Addressees Listed On
Schedule A Attached Hereto
November 2, 2020

(b)	the Indenture, dated as of November 2, 2020, (the “Indenture”), by and between the Trust and U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”) and Note Paying Agent;

(c)	the Administration Agreement, dated as of November 2, 2020 (the “Administration Agreement”), by and between the Trust and Cellco (the “Administrator”);

(d)
the Account Control Agreement, dated as of  November 2, 2020 (the “Account Control Agreement”), by and among the Trust, U.S. Bank National Association, as Secured Party and U.S. Bank National Association, as Financial Institution;

(e)
the Asset Representations Review Agreement, dated as of November 2, 2020 (the “Asset Representations Review Agreement”) among the Trust, Cellco and Pentalpha Surveillance LLC, as Asset Representations Reviewer;

(f)
the Transfer and Servicing Agreement, dated as of  November 2, 2020 (the “Transfer and Servicing Agreement”) among the Trust, the Depositor and Cellco, as custodian, servicer and marketing agent (the Indenture, the Administration Agreement, the Account Control Agreement, the Asset Representations Review Agreement and the Transfer and Servicing Agreement, collectively, the “Related Documents”);

(g)	specimens of the Class A Notes, the Class B Notes and the Class C Notes being issued by the Trust on the date hereof (the “Notes”);

(h)
specimens of the Class A Certificate and the Class B Certificate being issued by the Trust on the date hereof (the “Certificates”), and the written order of the Depositor, dated the date hereof, directing the Trust to issue, and the Owner Trustee to execute, authenticate, and deliver, the Certificates;

(i)	the Certificate of Trust of the Trust, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on October 5, 2020 (the “Certificate of Trust”);

To The Addressees Listed On
Schedule A Attached Hereto
November 2, 2020

(j)	a Certificate of Good Standing for the Trust, dated a recent date (the “Good Standing Certificate”), obtained from the Secretary of State;

(k)	one or more certificates of the Owner Trustee, dated as of the date hereof, certifying as to certain matters and/or documents attached thereto; and

(l)	the UCC-1 financing statement naming the Trust as debtor and the Indenture Trustee as assignee secured party to be filed in the Office of the Secretary of State (the “Financing Statement”).

For purposes of this letter, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (l) above and certain written statements of governmental authorities and others referenced in this paragraph.  In particular, we have not reviewed and express no opinion as to any other document that is referred to in, incorporated by reference into, or attached (as an exhibit, schedule, or otherwise) to any of the documents reviewed by us unless specifically identified herein.  The opinions in this letter relate only to the documents specified in such opinions, and not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any of such documents.  We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter.  We have conducted no factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of governmental authorities and others (including, without limitation, the Good Standing Certificate), and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate and none of which we have independently investigated or verified.

Based upon and subject to the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations in this letter, it is our opinion that:

1. The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”).

2. The Trust Agreement constitutes a legal, valid, and binding obligation of each of the parties thereto, enforceable against each of such parties in accordance with its terms.

To The Addressees Listed On
Schedule A Attached Hereto
November 2, 2020

3. The Trust has power and authority under the Trust Agreement and the Act to execute and deliver, and to perform its obligations under, each of the Related Documents, to grant the Collateral (as defined in the Indenture) to the Indenture Trustee as security for the Notes, to issue the Notes pursuant to the Indenture, and to issue the Certificates pursuant to the Trust Agreement.

4. The Trust’s execution and delivery of, and performance of its obligations under, the Related Documents, the Trust’s issuance of the Notes pursuant to the Indenture, and the Trust’s issuance of the Certificates pursuant to the Trust Agreement have been duly authorized by the Trust, each of the Related Documents has been duly executed and delivered by the Trust, each of the Notes has been duly executed and delivered by the Trust, and each of the Certificates has been duly executed and delivered by the Trust.

5. Assuming the sale of the Initial Receivables to the Trust pursuant to the Transfer and Servicing Agreement concurrently with such issuance, in accordance with the Trust Agreement, and when the Certificates are duly executed by the Trust and duly authenticated by the Owner Trustee, in accordance with the Trust Agreement, the Certificates have been validly issued and are entitled to the benefits of the Trust Agreement.

6. No consent, approval, or authorization of, registration or filing with, or notice to, any governmental authority or administrative agency of the State of Delaware is required to be obtained, made, or given by the Trust for the Trust’s execution and delivery of, and the performance of its obligations under, the Notes and the Related Documents, other than the filing of the Certificate of Trust with the Secretary of State.

7. Under Section 3805(b) of the Act, no creditor of a Certificateholder in its capacity as the beneficial owner of the Trust shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust, except in accordance with the terms of the Trust Agreement.

8. Under Section 3805(c) of the Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder as the beneficial owner of the Trust has no interest in specific statutory trust property of the Trust.

9. Pursuant to Section 3808(a) of the Act, the Trust may not be terminated or revoked by a Certificateholder or other person except in accordance with the terms of the Trust Agreement.

To The Addressees Listed On
Schedule A Attached Hereto
November 2, 2020

10. Pursuant to Section 3808(b) of the Act, the dissolution, termination or bankruptcy of a Certificateholder or any other beneficial owner of a Trust shall not result in the termination or dissolution of such Trust.

11. To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware, 6 Del. C. §§ 9-101, et seq. (“Delaware Article 9”), is applicable (without regard to conflict of laws principles), and assuming the due creation and attachment of the security interests in the collateral described in the Financing Statement and assuming that the Financing Statement on Form UCC-1 has been filed in the Office of the Secretary of State, the Indenture Trustee has a perfected security interest in such collateral to the extent that such security interest may be perfected by the filing of a financing statement in the State of Delaware.

12. Under Section 3801(a) of the Act, the Trust is a separate legal entity.

13. Under the Act and the Trust Agreement, assuming that the Depositor, pursuant to the provisions of the Trust Agreement, conveys good title to the Trust Property to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholder will hold whatever title to the Trust Property as may be so conveyed to the Trust from time to time pursuant to the Trust Agreement and the Transfer and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust Property.

14. Assuming that the Trust will not be characterized as an association taxable as a corporation (or publicly traded partnership taxable as a corporation) for United States federal income tax purposes, neither the Trust nor any of its assets will be subject to income taxation by the State of Delaware or any political subdivision or taxing authority thereof or therein (other than filing fees payable to the Secretary of State).

15. The Trust’s execution and delivery of, and performance of its obligations under, the Related Documents: (a) are not prohibited by the Trust Agreement or the Certificate of Trust; and (b) do not violate the Act.

The foregoing opinions are subject to the following exceptions, qualifications, limitations, and assumptions in addition to those above:

A. The opinions in this letter are limited to the laws of the State of Delaware, other than (i) tax laws and securities laws of the State of Delaware, and rules,

To The Addressees Listed On
Schedule A Attached Hereto
November 2, 2020

regulations, orders, and decisions relating thereto, and (ii) laws, rules, regulations, orders, and decisions applicable to the particular nature of the property or activities of the Trust, and we have not considered and express no opinion on the effect of, concerning matters involving, or otherwise with respect to any other laws of any jurisdiction (including, without limitation, federal laws of the United States of America), or rules, regulations, orders, or decisions relating thereto.

B. We have assumed: (i) except as stated in numbered paragraph 1 above, the due incorporation or due formation, as the case may be, due organization, and valid existence in good standing under the laws of all relevant jurisdictions of each of the parties to the documents reviewed by us; (ii) except as stated in numbered paragraph 4 above, the due authorization, execution, authentication, and delivery of each of such documents by each of such parties; (iii) except as stated in numbered paragraph 3 above, that each of such parties had and has the power and authority to execute, deliver, and perform each of such documents; and (iv) the legal capacity of all relevant natural persons.

C. We have assumed that: (i) all signatures on all documents reviewed by us are genuine; (ii) all documents furnished to us as originals are authentic; (iii) all documents furnished to us as copies or specimens conform to the originals thereof; (iv) all documents furnished to us in final draft or final or execution form have not been and will not be terminated, rescinded, altered, or amended, are in full force and effect, and conform to the final, executed originals of such documents; and (v) each document reviewed by us constitutes the entire agreement among the parties thereto with respect to the subject matter thereof.  Without limiting the generality of the foregoing, we have assumed that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, with respect to the creation, operation, and termination of the Trust.  We have also assumed that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Act and filing documents with the Secretary of State) or employees in the State of Delaware, and that no beneficial owner of the Trust is subject to taxation in the State of Delaware.

D. The opinions in numbered paragraphs 2, 5, 7, 8, 9, 10, 12 and 13 above are subject to (i) bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance, preferential transfer, liquidation, and similar laws relating to or affecting rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), including, without limitation, applicable law relating to fiduciary duties, (iii) standards of good faith, fair

To The Addressees Listed On
Schedule A Attached Hereto
November 2, 2020

dealing, course of dealing, course of performance, materiality, and reasonableness that may be applied by a court, considerations of public policy, and the exercise of judicial discretion, and (iv) federal or state securities law and public policy considerations relating to indemnification or contribution.

 E. We have assumed that the Financing Statement (i) sufficiently indicates the collateral; (ii) provides the name of and a mailing address for the secured party of record; and (iii) provides the name of and a mailing address for the debtor.  In addition, we express no opinion (i) as to the ownership of or title to any property, (ii) as to the creation or attachment of any lien, pledge, mortgage, or security interest, (iii) except as stated in paragraph 11 above, as to the perfection of any lien, pledge, mortgage, or security interest, (iv) as to the priority of any lien, pledge, mortgage, or security interest, (v) as to or concerning the effect of (a) any security interest perfected other than solely by the filing in the Office of the Secretary of State of the Financing Statement, or (b) any subordination agreement by the Indenture Trustee, (vi) as to the perfection or priority of any security interest in (x) proceeds, except for identifiable proceeds of the collateral subject to the limitations of Section 9-315 of Delaware Article 9, and (y) as-extracted collateral (as such term is defined in Section 9-102(a)(6) of Delaware Article 9), timber to be cut, and goods that are or are to become fixtures (as such term is defined in Section 9-102(a)(41) of Delaware Article 9).

F. We have not participated in the preparation of any offering materials with respect to the Notes or the Certificates and assume no responsibility for the contents thereof. We do not express any opinion as to whether the transfer of any property to the Trust by the Depositor constitutes a true sale.

G. There are no implied opinions in this letter.  The opinions in this letter are limited to the opinions expressly stated in numbered paragraphs 1 through 15 above, and no opinions shall be inferred beyond the opinions expressly stated in such numbered paragraphs.

This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated in this opinion letter, except that this opinion may be posted on a password-protected website maintained on behalf of Cellco pursuant to requirements imposed by each nationally recognized statistical rating organization (each, an “NRSRO”) that is engaged to rate any of the Notes, as required by Rule 17g-5 under the Securities Exchange Act of 1934, as amended, and may be viewed (but not relied upon) by other NRSROs accessing that website in accordance with Rule 17g-5.  Notwithstanding the foregoing, you may furnish copies of this opinion to (i) your respective auditors and

To The Addressees Listed On
Schedule A Attached Hereto
November 2, 2020

attorneys, (ii) your bank examiners and other regulatory authorities should they so request, (iii) any court or governmental authority pursuant to an order of legal process thereof, (iv) any permitted prospective successors, assigns and participants, and (v) any funding source and your permitted actual successors, assigns and participants; provided that none of the foregoing may rely on this opinion without our prior written consent. Except as set forth in the preceding two sentences, without our prior written consent, this letter may not be furnished or quoted to, or relied upon by, any other person or entity, or relied upon for any other purpose.  There are no implied opinions in this letter.  This letter speaks only as of the date hereof, and we assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Trust’s current report on Form 8-K.

Very truly yours,

/s/ Morris James LLP

RAX/mag

Schedule A

Verizon ABS LLC

Verizon Owner Trust 2020-C

Cellco Partnership d/b/a Verizon Wireless

Wilmington Trust, National Association

U.S. Bank National Association

BofA Securities, Inc.

Loop Capital Markets LLC

Mizuho Securities USA LLC

Wells Fargo Securities, LLC

SMBC Nikko Securities America, Inc.

BNP Paribas Securities Corp.

Santander Investment Securities Inc.

Fitch Ratings, Inc.

S&P Global Ratings